Exhibit 10.2

AMENDMENT

TO

2003 INCENTIVE AWARD PLAN

 (AS AMENDED IN 2006 WITH THE ADOPTION OF THE 2006 INCENTIVE AWARD PLAN)

OF

CHEROKEE INC.

a Delaware corporation

The undersigned, Russell J. Riopelle, hereby certifies that:

1.             He is the duly elected and acting Chief Financial Officer of Cherokee Inc., a Delaware corporation (the “Company”).

2.             Section 12.2(d) of the Company’s 2003 Incentive Award Plan (as amended in 2006 with the adoption of the Company’s 2006 Incentive Award Plan) (the “Plan”) is amended and restated to read in its entirety as follows:

“(d) Notwithstanding any provision in this Plan to the contrary but except as otherwise permitted by Section 12.3 of the Plan, the following actions shall require stockholder approval: (i) the reduction of the exercise price of any Option or Stock Appreciation Right granted under the Plan or (ii) the cancellation of an Option or Stock Appreciation Right at a time when its exercise price exceeds the Fair Market Value of the underlying shares of Common Stock, in exchange for another Option, Stock Appreciation Right, other Award or cash payment.  Notwithstanding the foregoing, canceling an Option or Stock Appreciation Right in exchange for another Option, Stock Appreciation Right or other Award with an exercise price or purchase price that is equal to or greater than the exercise price of the original Option shall not be subject to stockholder approval.”

3.             Except as set forth herein, the 2003 Plan shall remain in full force and effect.

Dated: June 4, 2010

/s/ Russell J. Riopelle
Russell J. Riopelle, Chief Financial Officer